UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 19, 2014

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The Medicines Company (the "Company") is filing this Amendment No. 1 to Form 8-K to amend the Company's Current Report on Form 8-K filed on February 19, 2014 (the "Original Form 8-K") in order to correct errors in the press release issued by the Company on February 19, 2014 and attached as Exhibit 99.1 to the Original Form 8-K.

In the table entitled "Reconciliation of GAAP to Adjusted Net Income and Adjusted Earnings Per Share", a typographical error was made in reporting Net income tax adjustments for the three months ended December 31, 2013. This error impacted the amounts reported under the line items "Net income attributable to The Medicines Company - Adjusted", "Net income per share attributable to The Medicines Company - Adjusted, Basic" and "Net income per share attributable to The Medicines Company - Adjusted, Diluted" for such period. Adjusted net income and adjusted earnings per share for the fourth quarter of 2013 were also reported under the "Highlights for the fourth quarter of 2013" heading of the press release. Adjusted net income for the fourth quarter of 2013 compared to fourth quarter 2012 decreased by 46% to $15.4 million, or $0.23 per share. These amounts and the amounts reported in the table entitled “Reconciliation of GAAP to Adjusted Net Income and Adjusted Earnings Per Share” have been revised in the corrected press release, attached hereto as Exhibit 99.1. There are no other changes to the information contained in the Original Form 8-K.

The information in this Form 8-K/A (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing..

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press release dated February 19, 2014 entitled “The Medicines Company Reports Fourth Quarter and 2013 Financial Results”, as amended

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date:  February 20, 2014
By:    /s/ Paul M. Antinori
Paul M. Antinori
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 19, 2014 entitled “The Medicines Company Reports Fourth Quarter and 2013 Financial Results”, as amended